Exhibit 99(a)

AMENDING AGREEMENT

THIS AMENDING AGREEMENT is made as of the 30th day of November, 2000,

AMONG:

DYLEX LIMITED, a corporation governed by the laws of Canada

      (the "Vendor")

- and -

AMERICAN EAGLE OUTFITTERS, INC., a corporation governed by the laws of Delaware, U.S.A.

      (the "Parent")

- and -

AMERICAN EAGLE OUTFITTERS CANADA INC., a corporation governed by the laws of New Brunswick

      ("AE Canada")

- and -

BLUENOTES, LIMITED, a corporation governed by the laws of New Brunswick

      ("Bluenotes")

- and -

NATIONAL LOGISTIC SERVICES, INC., a corporation governed by the laws of New Brunswick

      ("NLS")

- and -

RETAIL LICENSING COMPANY, a corporation governed by the laws of Nevada

      ("RLC")

RECITALS:

A.	Pursuant to an asset purchase agreement made October 4, 2000 (the "Purchase Agreement") between AE Canada, the Parent and the Vendor, the Vendor agreed to sell and AE Canada agreed to purchase substantially all of the assets, property and undertaking of and pertaining to the Vendor's Thrifty, Braemar and National Logistic Services divisions;

B.	Pursuant to a notice of assignment of rights and obligations AE Canada gave notice to the Vendor that it was assigning certain of its rights under the Purchase Agreement to Bluenotes, NLS and RLC and Bluenotes, NLS and RLC agreed to assume the obligations of AE Canada and be jointly and severally liable with AE Canada with respect to the assumed and assigned obligations of the Purchaser under the Purchase Agreement; and

C.	The parties wish to amend certain of the provisions of the Purchase Agreement on the terms set out herein.

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) the parties hereto agree as follows:

1.	Definitions - For purposes of this agreement, capitalized terms not otherwise defined in this agreement shall have the meaning set out in the Purchase Agreement.

2.	Amendments - The Purchase Agreement is hereby amended as follows:

(a)	The following definition is added immediately following the definition of "Leased Real Property":

""Licensco" means 3542724 Ontario Ltd."

(b)	The definition of "Purchased Assets" is hereby amended by deleting the word "and" at the end of paragraph (xv) thereof, adding the word "and" at the end of paragraph (xvi) thereof and adding the following new paragraph (xvii) thereto:

"(xvii) all of the shares and other securities of Licensco;"

(c)	Subsection 2.1(a) of the Purchase Agreement is hereby amended by deleting the words "and the Vendor shall cause 3542724 Ontario Ltd. to convey its license (subject to the requirements of the Ontario Ministry of Transportation) as listed in Schedule 4.18 to the purchaser for $1"

(d)	Section 2.1 is hereby further amended by renumbering subsection (e) as subsection (f) and adding the following new subsection (e):

"(e) Delivery of Share Certificates - the Vendor shall deliver to the Purchaser share certificates representing all of the shares in the capital of Licensco duly endorsed for transfer to National Logistics Services, Inc. together with a resolution of the board of directors of Licensco consenting to the transfer."

(e)	Section 4.3 of the Purchase Agreement is hereby amended by adding the following to the end of such Section:

"The Vendor is the sole registered owner of all of the outstanding shares in the capital of Licensco. Licensco is the absolute beneficial owner of its assets, with good and valid title, free and clear of all Encumbrances. In particular, without limiting the generality of the foregoing, there has been no assignment, subletting or granting of any licence (of occupation or otherwise) of or in respect of any of the assets of, or any granting of any agreement or right capable of becoming an agreement or option for the purchase of any of the assets of, Licensco other than pursuant to the provisions of this Agreement."

(f)	Section 4.33 of the Purchase Agreement is hereby amended by adding the following subsections thereto:

"(d)	Licensco has duly and timely filed its Tax Returns with the appropriate Governmental Authority and has duly, completely and correctly reported all income and all other amounts and information required to be reported thereon and has duly and timely paid all Taxes, including all instalments on account of Taxes for the current year that are due and payable by it whether or not assessed by the appropriate Governmental Authority. No Taxes are or will become payable by Licensco that relate to periods ending on or prior to the Closing Date.

(e)	Licensco has not requested, or entered into any agreement or other arrangement or executed any waiver providing for, any extension of time within which (i) to file any Tax Return covering any Taxes for it is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which it is or may be liable; (iii) Licensco is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Governmental Authority may assess or collect Taxes for which Licensco is or may be liable.

(f)	All Canadian federal and provincial income and capital tax liabilities of Licensco have been assessed by the relevant taxing authorities and notices of assessment has been issued to each such entity by all relevant taxing authorities for all taxation years prior to and including the taxation year ended January, 1998.

(g)

There are no actions, suits, proceedings, investigations, audits or Claims now pending or, to the knowledge of the Vendor, threatened, against Licensco in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes.

(h)	Except pursuant to this Agreement or as specifically disclosed in writing to the Purchaser, for purposes of the Income Tax Act (Canada) or any other applicable taxing statute, no person or group of persons has ever acquired or had the right to acquire control of the Company or any of the Subsidiaries. None of Sections 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Income Tax Act (Canada), or any equivalent provision of the taxation legislation of any province or any other jurisdiction, has applied or will apply to Licensco at any time up to and including the Closing Date. Licensco has not acquired property from a non-arm's length person, within the meaning of the Income Tax Act (Canada), for consideration, the value of which is less than the fair market value of the property acquired in circumstances which could subject it to a liability under Section 160 of the Income Tax Act (Canada). For all transactions between the Licensco and any non-resident person with whom the Licensco was not dealing at arm's length during a taxation year commencing after 1998 and ending on or before the Closing Date, Liensco has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada).

(i) For purposes of Section 9.8 of the Purchase Agreement, elections will not be made with respect to the sale of assets to Bluenotes, Limited and Retail Licensing Company.

(j) Licensco has not filed any elections, designations or similar filings which will be applicable for any period ending after Closing."

(g)	Article 4 of the Purchase Agreement is hereby further amended by adding the following new Section 4.42:

"4.42 Status of Licensco

The assets of Licensco are comprised solely of licenses to act as an operator for purposes of provincial legislation relating to transportation in Ontario and Quebec and Licensco does not have any liabilities, including contingent liabilities."

(h)	Article 7 of the Purchase Agreement is hereby amended by adding the following section thereto:

"7.20 Directors and Officers of the Company and Subsidiaries

The board of directors of Licensco at the Closing Time shall consist of individuals nominated by the Purchaser and there shall have been delivered to the Purchaser on or before the Closing Time the resignations of all individuals who are currently directors or officers of Licensco (except to the extent that the Vendor shall have been notified to the contrary by the Purchaser) and duly executed comprehensive releases from each such individual and from the Vendor of all their claims respectively, against Licensco."

(i)	Section 9.18 of the Purchase Agreement is hereby amended by adding the following subsection (e) thereto:

"(e) The Purchaser shall be entitled to a $500,000 credit against the Purchase Price in consideration for entering into a lease with the HO Purchaser in respect of premises located at 150 Ferrand Drive, Toronto, Ontario.

(j)	Article 9 of the Purchase Agreement is hereby amended by adding the following section thereto:

"9.26 Stub Period Returns

The Purchaser shall cause to be prepared and filed on a timely basis, all Tax Returns for Licensco for any period, including any stub period, which ends on or before the Closing Date and for which Tax Returns have not been filed as of such date and the Vendor shall cooperate and make available to the Purchaser in a timely fashion such data and other information in the Vendor's possession as may reasonably be required for the preparation of any such Tax Returns."

(k)	The Purchase Agreement is hereby further amended such that references to "the Vendor" in the definition of "Books and Records" Sections 4.6, 4.7, 4.9, 4.10, 4.11, 4.17, 4.19 and 4.32, subsection 4.33(c) and Section 9.10 shall include and shall be deemed to include references to Licensco.

(l) Section 11.3(a) of the Purchase Agreement is hereby amended to replace the name "Goodman Phillip & Vineberg" with "Goodmans LLP".

3.	Effect of Amendments - Subject to the amendments set out in this agreement, the Purchase Agreement shall remain in full force and effect.

4.	Governing Law - This agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

5.	Agreement Binding - This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors (including any successor by reason of amalgamation of any party) and permitted assigns.

6.	Counterparts - This amendment agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when executed and delivered as an original or facsimile thereof shall be an original, but all of which shall constitute the same agreement.

      IN WITNESS WHEREOF the parties hereto have duly executed this agreement.

DYLEX LIMITED		AMERICAN EAGLE OUTFITTERS, INC.
By:	/s/ William Anderson	By:	/s/ Neil Bulman, Jr.

	Name: William Anderson		Name: Neil Bulman, Jr.
	Title: Chairman		Title: Secretary

AMERICAN EAGLE OUTFITTERS CANADA INC.		BLUENOTES, LIMITED
By:	/s/ Neil Bulman, Jr.	By:	/s/ Neil Bulman, Jr.

	Name: Neil Bulman, Jr.		Name: Neil Bulman, Jr.
	Title: Secretary		Title: Secretary

NATIONAL LOGISTIC SERVICES, INC.		RETAIL LICENSING COMPANY
By:	/s/ Neil Bulman, Jr.	By:	/s/ Irwin Bain

	Name: Neil Bulman, Jr.		Name: Irwin Bain
	Title: Secretary		Title: President